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                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CASDIM INTERNATIONAL SYSTEMS, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D., AT 9 O'CLOCK A.M.




















                                             /s/Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2660359  8100
                                                     AUTHENTICATION:     9176240
981258506
                                                              DATE:     07-02-98


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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CASDIM INTERNATIONAL SYSTEMS, INC.

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware



     Casdim International Systems, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Delaware GCL"), by its duly authorized officers, hereby certifies as follows:

     FIRST:  That the Board of Directors of the Corporation,  acting pursuant to
Section 141(f) of the Delaware GCL, has duly adopted a resolution authorizing the Corporation to reclassify, change and convert each eight (8) outstanding shares of the Corporation's Common Stock, par value $.01 per share, into one (1) share of Common Stock, par value $.01 per share.

     SECOND: That the Board of Directors of the Corporation,  acting pursuant to
Section 141(f) of the Delaware GCL, has duly adopted a resolution authorizing the Corporation to reduce the number of common shares the Corporation is authorized to issue from thirty million (30,000,000) shares of Common Stock, par value $.01 per share, to fifteen million (15,000,000) shares of Common Stock, par value $.01 per share.

     THIRD: That, pursuant to authorization by the affirmative vote, in accordance with the provisions of the Delaware GCL, of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon at a special meeting of stockholders of the Corporation held on June 22, 1998, the Certificate of Incorporation of the Corporation be amended as follows:

          1. By striking out Section 4 and inserting a new Section 4 to read as follows:

          "Section 4 - Stock. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 15,000,000 shares, constituting one class of Common Stock, with a par value of $.01 per share."





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          2. By adding new paragraph (d) to Section 4 to read as follows:

          "(d) Each eight (8) shares of the Common Stock, par value $.01 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. New York time on the date on which this Certificate of Amendment is filed by the Secretary of State of the State of Delaware (the "Effective Time") shall be reclassified as and changed into one (1) share of Common Stock, par value $.01 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by eight (8) shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the average of the closing bid and closing asked prices of the Common Stock as reported on the Nasdaq Bulletin Board at the Effective Time."

     FOURTH:   That  the   amendments  to  the   Corporation's   Certificate  of
Incorporation set forth herein have been duly adopted in accordance with the provisions of Section 242 of the Delaware GCL.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by Yehuda Shimshon, its President, on June 26, 1998, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true.



                                            /s/Yehuda Shimshon
                                            ------------------
                                            Name: Yehuda Shimshon
                                            Title: President






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